Exhibit 31.2.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, John T. Kurtzweil, certify that:

1.	I have reviewed this Form 10-K/A of Akoustis Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 26, 2017

/s/ John T. Kurtzweil

John T. Kurtzweil

Chief Financial Officer

(Principal Financial and Accounting Officer)